UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2008

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

On May 7, 2008, Symmetricom, Inc. (the “Company”) received a notice of acceleration under the indenture, dated as of June 8, 2005 (the “Indenture”), governing our $120.0 million principal amount of 3.25% Senior Contingent Convertible Subordinated Notes due 2025 (the “Notes”) from Wells Fargo Bank, National Association, the trustee for the holders of the Notes (the “Trustee”).  The acceleration letter purports to declare that the principal amount outstanding under the Notes, together with any accrued and unpaid interest, and fees and expenses, are immediately due and payable.  This purported notice of acceleration relates to the Trustee’s and certain bondholders’ previous notice received by the Company on or about March 3, 2008 alleging that our failure to file our Quarterly Report on Form 10-Q for the quarter ended December 30, 2007 with the Securities and Exchange Commission violates provisions of the Indenture.  The Company believes it is not in default under the Indenture.

The Company also believes that no event of default entitling holders to accelerate has occurred with respect to the Notes. The Indenture requires the Company to provide to the Trustee copies of the reports the Company is required to file with the SEC, such as its quarterly reports, within 15 days of filing such reports with the SEC.

As of May 7, 2008, $120 million aggregate principal amount of the Notes was outstanding, and all required interest and principal payments had been timely made on the Notes.  At March 30, 2008, the Company had approximately $158.1 million of cash, cash equivalents, and short-term investments.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Form 8-K contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning the Notes. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended July 1, 2007 and subsequent quarterly report on Form 10-Q and current reports on Form 8-K.  Any and all forward-looking statements we make may turn out to be wrong.  You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2008	By:	/s/ William Slater
William Slater
Chief Financial Officer and Secretary